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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                        HOUSE OF BRUSSELS CHOCOLATES INC.
                        ---------------------------------
             (Exact Name of Registrant as Specified in Its Chapter)

        NEVADA                                                52-2202416
        ------                                                ----------
(State of Incorporation)                                   (I.R.S. Employer
                                                            Identification No.)

                         SUITE 208, 750 TERMINAL AVENUE
                         VANCOUVER, BC, CANADA  V6A 2M5
                            TELEPHONE: (604) 713-8052
                            -------------------------
          (Address and Telephone Number of Principal Executive Offices)

                       TWO WRITTEN COMPENSATION AGREEMENTS
                 BETWEEN THE COMPANY AND TWO OF ITS CONSULTANTS
                 ----------------------------------------------
                            (Full Title of the Plan)

    HOUSE OF BRUSSELS CHOCOLATES INC., ATTENTION:  L. EVAN BAERGEN, PRESIDENT
                         SUITE 208, 750 TERMINAL AVENUE
                         VANCOUVER, BC, CANADA  V6A 2M5
                            TELEPHONE: (604) 713-8052
                            -------------------------
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                    Proposed
                                   Proposed         Maximum
Title of            Amount         Maximum          Aggregate       Amount of
Securities to       to be          Offering Price   Offering        Registration
be Registered (1)   Registered     Per Share (2)    Price (2)       Fee (3)
--------------------------------------------------------------------------------
Common Stock         246,140       $0.10
$0.001 par value     Shares        Per Share         $24,614          $2.26
================================================================================

(1) This registration statement covers the common stock issuable pursuant to consultant agreements between the registrant and two of its consultants (the "Consultant Agreements").

(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the Consultant Agreements by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon the deemed fair market value of $0.10 per common share of the shares of common stock of the Registrant to be issued pursuant to the Consultant Agreements. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.
                                -----------------
                                   Copies to:
                                 Michael A. Cane
                             Cane O'Neill Taylor, LLC
                         2300 W. Sahara Ave., Suite 500
                             Las Vegas, Nevada 89102
                                 (702) 312-6255



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                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM  1.          PLAN  INFORMATION.*


ITEM  2.          REGISTRANT  INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.


                                     PART II

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by House of Brussels Chocolates Inc. (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1) The Company's Annual Report filed on Form 10-KSB with the Securities and Exchange Commission on April 1, 2002;

(2) The Company's Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002, September 23, 2002, December 16, 2002 and March 17, 2003;

(3) The Company's Current Reports on Form 8-K filed on May 17, 2002, as amended on May 21, 2002 and July 22, 2002, and on August 14, 2002;

(4) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company's Annual Report with the Securities and Exchange Commission on April 1, 2002;

(5) The description of the Company's Common Stock which is contained in the Company's Form 10-SB Registration Statement, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on January 28, 2000 and as amended on April 14, 2000.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM  4.          DESCRIPTION  OF  SECURITIES.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.


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ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, independent legal counsel to the Company, has provided an opinion regarding the due authorization and valid issuance of the shares of Common Stock.


ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities.
The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

(a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

(b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

(c)  a  transaction from which the director derived an improper personal profit;
     and

(d)  willful  misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The By-laws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the By-laws.

The By-laws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be


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determined  ultimately  that such person is not entitled to be indemnified under the  By-laws  of  the  Company  or  otherwise.

The By-laws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.


ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.


ITEM  8.          EXHIBITS.

Exhibit
Number            Description  of  Document
------            -------------------------

 5.1 Opinion Cane O'Neill Taylor, LLC, independent legal counsel, regarding the due authorization and valid issuance of the shares of Common Stock, with consent to use.
10.1              Consulting  Agreement  between  the  Company  and  Hideko  Ak
                  Labella
10.2              Consulting  Agreement  between  the  Company  and  Kellee
                  Wallace
23.1              Consent  of  Sarna  &  Company,  Independent  Auditors
23.2              Consent  of  Collins  Barrow,  Chartered  Accountants
24.1 Power of Attorney (included on the signature page of this registration statement).


ITEM  9.          UNDERTAKINGS.

The  Company  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities


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          offered  therein,  and  the  offering  of such securities at that time shall  be  deemed  to  be  the  initial  bona  fide  offering thereof.

     (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, House of Brussels Chocolates Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 29th day of April, 2003.

                                     HOUSE  OF  BRUSSELS  CHOCOLATES  INC.


                                     By:     /s/  L.  Evan  Baergen
                                             -----------------------------
                                             L.  Evan  Baergen,  President


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints L. Evan Baergen, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

SIGNATURE                    TITLE                         DATE
---------                    -----                         ----


/s/ L.  EVAN  BAERGEN         President,  Director  and
________________________      Principal Accounting Officer     April 29, 2003
L.  EVAN  BAERGEN

/s/ GRANT  PETERSEN
________________________      Director                         April 29, 2003
GRANT  PETERSEN

/s/ STEPHEN  WHITTINGTON
________________________      Director and Principal           April 29, 2003
STEPHEN  WHITTINGTON          Executive  Officer




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